EXHIBIT 99.1

         EDGAR Online Appoints Morton Mackof as EVP of Sales

    SOUTH NORWALK, Conn.--(BUSINESS WIRE)--Dec. 1, 2004--EDGAR(R) Online(R), Inc. (NASDAQ: EDGR), a leading provider of value-added global business and financial information, today announced that it has appointed Morton Mackof to the position of executive vice president of sales.
    Mackof will lead a sales team based in EDGAR Online's New York office. He will have the primary responsibility of growing sales of subscriptions to the company's desktop products, EDGAR Online Pro and EDGAR Online Access, as well as driving sales of other products and services for the institutional and corporate market.
    Immediately prior to joining EDGAR Online, Mackof worked as an independent consultant specializing in business development to companies in the Internet field, including EDGAR Online. Prior to that, he served as a senior negotiation executive for IBM. He also founded Third Millennium Technology Inc., an applications service provider (ASP) in the real-time financial markets information field. Additionally, Mackof served as president of Track Data Corporation, a provider of real-time information in the equities trading market. Annual sales at Track Data rose from $14 million to $50 million during his tenure. Mackof holds a Bachelor of Science degree in electrical engineering from Rensselaer Polytechnic Institute and has completed graduate studies in computer science. Mackof has served on the Board of Directors of EDGAR Online since February 2004 and will continue to serve on the Board following his new appointment.
    Susan Strausberg, EDGAR Online's president and CEO, said, "Since working with Mort as an integral member of our Board of Directors, I realized how much value he can bring to us as a full-time manager. This is a critical time for EDGAR Online and I am confident that his leadership of our sales force will have a significant impact on our revenue growth. As a veteran of the financial services industry, he will bring innovative insights and energy to our already established products, marketing initiatives and new products that are currently being developed."
    Mackof added, "I'm excited about this opportunity to join the internal organization of EDGAR Online and help build sales of an excellent suite of products. In the last nine months as a director of the company, I have learned first-hand the extraordinary value not only of the company's services but also of its exceptional team. I am honored to join the staff of this organization."
    EDGAR Online also announced that Elisabeth DeMarse, who joined the company's Board of Directors on November 1, is now assuming appointments to the Board's compensation and nominating committees. Strausberg said the company is pleased that these committee appointments will enable EDGAR Online to derive even more benefit from DeMarse's experience and insight.

    About EDGAR(R) Online(R), Inc.

    EDGAR Online, Inc. (http://www.edgar-online.com) is a leading provider of value-added global business and financial information. The company makes financial information and a variety of analysis tools available via online subscriptions and licensing agreements to professionals in financial institutions, corporations and advisory firms.

    "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues,
(ii) obtain profitability, and (iii) obtain additional financing, changes in general economic and business conditions (including in the online business and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, risks in connection with acquisitions, the time and expense involved in such development activities, the level of demand and market acceptance of our services and changes in our business strategies.

    EDGAR(R) is a federally registered trademark of the U.S.
Securities and Exchange Commission (SEC). EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange
Commission.

    CONTACT: EDGAR Online Public Relations
             Jani Spede, 866-669-2889
             jspede@edgar-online.com